UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): September 14, 2004


                        PACKAGING DYNAMICS CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


      Delaware                       000-49741                 32-0009217
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
    of Incorporation)                                       Identification No.)


         3900 West 43rd Street, Chicago, Illinois                60632
       (Address of Principal Executive Offices)                (Zip Code)


                                (773) 843-4000
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry Into a Material Agreement.

               The information set forth in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.


Item 2.01      Completion of Acquisition or Disposition of Assets.

               On September 14, 2004, the Company completed the previously announced acquisition (the "Acquisition") of all of the issued and outstanding shares of capital stock of 3141276 Canada Inc. ("Parent"), the parent company of Papercon, Inc. ("Papercon"), pursuant to the acquisition agreement (the "Acquisition Agreement") by and among the Company, Parent, GMG International Inc., Papercon and Gaby A. Ajram, dated August 6, 2004. Papercon, a manufacturer and marketer of a broad range of paper and foil based specialty packaging products for foodservice, supermarket, quick service restaurant and food processor customers, is headquartered at its Atlanta, Georgia manufacturing facility and also has manufacturing facilities near Dallas, Texas and Los Angeles, California.

               Packaging Dynamics acquired Papercon for the aggregate consideration of approximately $67.9 million, net of cash balances acquired and subject to adjustment, comprised of $44.8 million of cash paid at the closing (net of cash balances acquired), a $7 million two year note (the "Note"), 833,333 shares of Packaging Dynamics common stock, par value $0.01 per share (the "Common Stock"), valued at $12.4 million based upon the September 13, 2004 closing price of $14.90 per share, and approximately $3.7 million representing the present value of amounts payable pursuant to a non-competition agreement, dated September 14, 2004, between the Company and Mr. Ajram (the "Non-Competition Agreement"). The purchase price is subject to a downward adjustment to the extent that the net assets of Parent (on a consolidated basis) are less than $33,500,000.

               The Non-Competition Agreement provides, among other things, that for a period of ten (10) years following the closing of the Acquisition, Mr. Ajram may not own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, or render services for any other person or entity in any similar or competitive business as Packaging Dynamics and its subsidiaries (including Papercon) anywhere in the United States and Canada. Also, during this period, Mr. Ajram may not without the prior written consent of the Company, solicit or advise any customer or vender of the Company to patronize a competitive business or curtail or withdraw their business with the Company or solicit for employment any person employed by the Company. The Company is required to make twelve
(12) equal quarterly payments of $333,333 to Mr. Ajram under the Non-Competition Agreement commencing in December 2004. The Company has the right to set-off against its payment obligations under the Non-Competition Agreement the full amount of any indemnification obligations required to be paid by Mr. Ajram under the Acquisition Agreement. A failure by the Company to make any payment under the Non-Competition Agreement that is not subject to a claim for set-off, so long as Mr. Ajram has not breached the Non-Competition Agreement, would constitute an event of default. Additionally, the failure to pay any amount of principal or interest due under the Note would constitute a cross-default under the Non-Competition Agreement. In the event of a default and upon written notice of Mr. Ajram, the balance of consideration due under the Non-Competition Agreement would become immediately due and payable and would also accrue interest at a rate of 12% per year until such time as the event of default is cured by the Company (or waived by Mr. Ajram) or all amounts due are paid in full.

               In connection with the Acquisition, the Company and Mr. Ajram entered into a registration rights agreement, dated September 14, 2004 (the "Ajram Registration Rights Agreement"), between the Company, Mr. Ajram and Packaging Investors, L.P. ("Packaging Investors"). The Company also amended its existing registration rights agreement (the "Initial Registration Rights Agreement") with, among others, Packaging Investors. Pursuant to the Ajram Registration Rights Agreement, Mr. Ajram has the right, under certain circumstances, to require the Company to register his shares of Common Stock for sale in the public markets. Mr. Ajram also has piggyback registration rights to include his shares in any registration statement which the Company files on its own behalf (other than for employee benefit plans and business acquisitions or corporate restructurings) or on behalf of other stockholders. The Company amended the Initial Registration Rights Agreement to provide for the piggyback registration rights granted to Mr. Ajram under the Ajram Registration Rights Agreement. In addition, under the Ajram Registration Rights Agreement, until the date on which Mr. Ajram ceases to own at least 5% of the outstanding shares of Common Stock, at each annual meeting of stockholders, the Company has agreed to nominate or cause to be nominated Mr. Ajram for election to the board of directors of the Company. Mr. Ajram and Packaging Investors have agreed that until the date (a) on which Packaging Investors ceases to own at least 20% of the outstanding shares of Common Stock, Mr. Ajram will vote any shares of Common Stock then owned by him to nominate and elect the individual designated by Packaging Investors for election to the board of directors of the Company and (b) on which Mr. Ajram ceases to own at least 5% of the outstanding shares of Common Stock, Packaging Investors will vote any shares of Common Stock then owned by it to nominate and elect Mr. Ajram for election to the board of directors of the Company.

               Additionally, Papercon entered into a new lease (the "Lease") with respect to its Atlanta headquarters and facilities, effective as of September 14, 2004, with GHGA Properties, L.P. (the "Landlord"), a limited partnership wholly-owned and controlled by Mr. Ajram. The initial term of the Lease is five years and has options to renew for three additional five-year terms. The rent for the initial and first renewal terms has been fixed with the subsequent renewal terms to be set at the market rate as agreed upon by the parties. The payment and performance of the obligations arising under the Lease are guaranteed pursuant to a separate guaranty (the "Guaranty") by the Company in favor of Landlord.

               Simultaneously with the closing of, and in connection with, the Acquisition, the Company effected certain changes to its existing credit facility (the "Senior Credit Facility") with Bank of America, N.A. ("BOA") pursuant to that certain First Amendment to Credit Agreement (the "First Amendment"), entered into as of August 6, 2004, among Packaging Dynamics Operating Company (the "Borrower"), the Company, the domestic subsidiaries of the Borrower, the lenders thereto and BOA in order to finance the cash requirements of the Acquisition and ongoing corporate needs. The First Amendment provides for an incremental $45 million tranche B term loan which matures with the existing tranche B term loan in September 2009 and a $10 million expansion of the revolving credit facility to a total of $50 million. See Item 2.03 of this Current Report on Form 8-K for additional information regarding the First Amendment.

               Copies of the Acquisition Agreement, the Note, the Non-Competition Agreement, the Ajram Registration Rights Agreement, the amendment to the Initial Registration Rights Agreement, the Lease, the Guaranty and the First Amendment are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively. The descriptions of the Acquisition Agreement, the Note, the Non-Competition Agreement, the Ajram Registration Rights Agreement, the amendment to the Initial Registration Rights Agreement, the Lease, the Guaranty and the First Amendment in this Current Report on Form 8-K are qualified in their entirety by reference to the complete copies of the agreements attached hereto as exhibits.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

               The information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the First Amendment is incorporated by reference herein.

               As discussed in Item 2.01 above, the First Amendment effected certain amendments to the Senior Credit Facility. The First Amendment provides for an incremental $45 million tranche B term loan which matures with the existing tranche B term loan in September 2009 and a $10 million expansion of the revolving credit facility to a total of $50 million. The required aggregate annual payments for the tranche B term loan, payable in equal quarterly installments, have been amended to total $0.92 million in 2004, $0.84 million in years 2005 through 2008, and $80.46 million in 2009. Additionally, the First Amendment provides that the tranche A term loans and revolving loans bear interest at rates of up to 2.0% plus the base rate, in the case of the Base Rate Loans (as such term is defined in the Senior Credit Facility), and up to 3.0% plus LIBOR, in the case of Eurodollar Loans (as such term is defined in the Senior Credit Facility). The tranche B term loans bear interest at rates of 2.0% plus the base rate, in the case of the Base Rate Loans, and 3.0% plus LIBOR, in the case of Eurodollar Loans.

               The First Amendment provides that the Company is required to comply on a quarterly basis with the following four financial covenants:

               o under the leverage ratio covenant, as of the last day of each fiscal quarter, the ratio of total funded debt of the Company and its consolidated subsidiaries to consolidated EBITDA of the Company and its consolidated subsidiaries for the 12-month period then ended must not exceed specified levels, decreasing at various intervals from 4.5 to 1 at September 30, 2004 to 4 to 1;

               o under the senior secured leverage ratio covenant, as of the last day of each fiscal quarter, the ratio of total secured funded debt (other than subordinated debt) of the Company and its consolidated subsidiaries to consolidated EBITDA of the Company and its consolidated subsidiaries for the 12-month period then ended must not exceed specified levels, decreasing at various intervals from 4.0 to 1 at September 30, 2004 to 3 to 1;

               o under the fixed charge coverage ratio covenant, as of the last day of each fiscal quarter, for the 12-month period then ended, the ratio of consolidated EBITDA less capital expenditures and cash tax payments of the Company and its consolidated subsidiaries to cash interest expense and scheduled funded debt payments (other than certain seller debt incurred in connection with the acquisition of Papercon) of the Company and its consolidated subsidiaries must be equal to or greater than certain levels increasing at various intervals from 1.05 to 1 at September 30, 2004 to 1.2 to 1; and

               o under the net worth covenant, Packaging Dynamics' consolidated net worth as of the last day of each fiscal quarter must be equal to or greater than 80% of the net worth as of September 30, 2003 increased on a cumulative basis by (1) as of the last day of each fiscal quarter, 50% of the consolidated net income of Packaging Dynamics (to the extent positive) for the fiscal quarter then ended, commencing with the fiscal quarter ended December 31, 2003, (2) 75% of the net cash proceeds from any equity issuance by Packaging Dynamics or any subsidiary of Packaging Dynamics and (3) 75% of the amount added to the equity of Packaging Dynamics in connection with the acquisition of Papercon.

               The First Amendment also provides that consolidated EBITDA, calculated on a consolidated basis for Packaging Dynamics and its subsidiaries, consists of (1) net income from continuing operations, excluding the effect of any extraordinary or other non-recurring gains or losses or non-cash gains or losses (in each case, other than in connection with the sale and/or closure of the Detroit paper mill), plus (2) an amount which, in the determination of net income, has been deducted for interest expense, taxes, depreciation and amortization, non-cash expenses relating to the granting of options to any employee or director of Packaging Dynamics or its subsidiaries, certain cash and non-cash charges and/or losses with respect to the sale and/or closure of the Detroit paper mill and charges related to the Papercon owner bonus program as in effect for the periods prior to the closing of the acquisition of Papercon, minus (3) cash expenditures related to non-cash charges previously added back to net income in determining EBITDA (other than in connection with the sale and/or closure of the Detroit paper mill), plus
(4) the write-off of capitalized financing costs existing as of the closing of the Senior Credit Facility.

               As discussed in Item 2.01 of this Current Report on Form 8-K, the Note was issued by the Company to Mr. Ajram in connection with the Acquisition. The Note has a principal amount of $7,000,000 that is due and payable two (2) years from the closing date of the Acquisition. The principal amount payable under the Note will accrue interest at a rate of 5% per year, which accrued interest will be due and payable in cash on a quarterly basis. The Company has the right to set-off against its payment obligations under the Note the full amount of any indemnification obligations required to be paid by Mr. Ajram under the Acquisition Agreement. Events of default under the Note would include the Company's failure to make any payment that is not subject to a claim for set-off, a material breach of any of the Company's representations and warranties under the Note that are not cured within 30 days of notice of such breach and the bankruptcy or general insolvency of the Company. In addition, a default by the Company under the Non-Competition Agreement would constitute a cross-default under the Note. In the event of a default and upon written notice of Mr. Ajram (except in the case of default due to the bankruptcy or general insolvency of the Company, in which case written notice is not required), the balance of consideration due under the Note would become immediately due and payable and would also accrue interest at a rate of 12% per year until such time as the event of default is cured by the Company (or waived by Mr. Ajram) or all amounts due are paid in full.

               In connection with the Note, Mr. Ajram entered into an intercreditor agreement with BOA pursuant to which payments under the Note are subordinated to payments under the Company's credit facility, as amended.


Item 3.02      Unregistered Sales of Equity Securities.

               As described in Item 2.01 of this Current Report on Form 8-K, the Company issued 833,333 shares of Common Stock to Mr. Ajram as part of the consideration for the Acquisition. The shares of Common Stock that were issued to Mr. Ajram were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

               On September 14, 2004, Frank V. Tannura was appointed Chief Executive Officer of the Company and will remain the Company's Chairman. He will serve as Chief Executive Officer at the pleasure of the board of directors of the Company. Mr. Tannura, 47, has served as Chairman of the board of directors of the Company since July 1, 2002, a director of the Company since March 2002 and as a member of the Packaging Holdings, L.L.C. ("Packaging Holdings"), the predecessor entity to Packaging Dynamics, management committee since November 1998. Mr. Tannura served as a director of Ivex Packaging Corporation ("Ivex"), a former controlling stockholder of the Company, from August 1995 to June 2002, as an Executive Vice President and Chief Financial Officer of Ivex from February 1999 to June 2002 and Vice President and Chief Financial Officer from October 1989 to February 1999.

               On September 14, 2004, Phillip D. Harris was appointed President and Chief Operating Officer of the Company and resigned from his former position of Chief Executive Officer of the Company. He will serve as Chief Operating Officer at the pleasure of the board of directors of the Company. Mr. Harris, 61, has served as a director of the Company since March 2002. He has been President and Chief Executive Officer of the Company since March 2002 and has held those offices with Packaging Holdings since January 2001. Prior to his employment with the Company, Mr. Harris was Vice President of Operations of Fort James Corporation, a consumer product and tissue manufacturer, from 1993 to 2001.

               On September 14, 2004, Henry C. Newell was appointed Vice President, Operations of the Company and resigned from his former positions of Chief Financial Officer and Secretary of the Company. He will serve as Vice President, Operations at the pleasure of the board of directors of the Company. Mr. Newell, 46, has served as Vice President and Chief Financial Officer of the Company since January 2003. Prior to his employment with the Company, Mr. Newell was Director, Project Management at Georgia Pacific Corporation from 2001 to 2002 and held general management and controller positions with Fort James Corporation from 1995 to 2001.

               On September 14, 2004, Patrick T. Chambliss was appointed Vice President, Chief Financial Officer and Secretary of the Company. He will serve as Vice President, Chief Financial Officer and Secretary at the pleasure of the board of directors of the Company. Mr. Chambliss, 36, has served as a consultant to the Company since 2003 and has received consulting fees in the aggregate amount of $198,550. From 1997 to 2003, Mr. Chambliss was employed in the investment banking division of Merrill Lynch & Co., most recently as Vice President in the Mergers and Acquisitions group. Previously, Mr. Chambliss was a manager in the transaction services and audit groups of PricewaterhouseCoopers.


Item 9.01.     Financial Statements and Exhibits.

               (a) Financial Statements of Businesses Acquired.

               The Company will file the financial statements required by Item 9.01(a) of Form 8-K within the time period specified in Item 9.01(a)(4) of Form 8-K.

               (b) Pro Forma Financial Information.

               The Company will file the financial statements required by Item 9.01(b) of Form 8-K within the time period specified in Item 9.01(b)(2) of Form 8-K.

               (c) Exhibits.

Exhibit No.       Description
-----------       -----------

Exhibit 2.1* Acquisition Agreement, dated August 6, 2004, among Packaging Dynamics Corporation, 3141276 Canada Inc., GMG International Inc., Papercon, Inc. and Gaby A. Ajram

Exhibit 10.1 Promissory Note issued by Packaging Dynamics Corporation to Gaby A. Ajram, dated September 14, 2004

Exhibit 10.2 Non-Competition Agreement, dated September 14, 2004, between Gaby A. Ajram and Packaging Dynamics Corporation

Exhibit 10.3 Registration Rights Agreement, dated September 14, 2004, by and between Gaby A. Ajram, Packaging Dynamics Corporation and Packaging Investors, L.P.

Exhibit 10.4 Amendment to the First Amended and Restated Registration Rights Agreement by and among Packaging Investors, L.P., DCBS Investors, L.L.C., CB Investors, L.L.C., Thomas J. Wolf and Packaging Dynamics Corporation

Exhibit 10.5* Lease, dated September 14, 2004, by and between GHGA Properties, L.P. and Papercon, Inc.

Exhibit 10.6 Guaranty of Packaging Dynamics Corporation, dated September 14, 2004, in the favor of GHGA Properties, L.P.

Exhibit 10.7* First Amendment to Credit Agreement, dated August 6, 2004, among Packaging Dynamics Operating Company, Packaging Dynamics Corporation, each of the domestic subsidiaries of Packaging Dynamics Operating Company, the lenders party thereto and Bank of America, N.A.

* Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PACKAGING DYNAMICS CORPORATION


Dated: September 20, 2004                    By: /s/ Patrick T. Chambliss
                                                 -----------------------------
                                                 Patrick T. Chambliss
                                                 Vice President and Chief
                                                 Financial Officer

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

Exhibit 2.1* Acquisition Agreement, dated August 6, 2004, among Packaging Dynamics Corporation, 3141276 Canada Inc., GMG International Inc., Papercon, Inc. and Gaby A. Ajram

Exhibit 10.1 Promissory Note issued by Packaging Dynamics Corporation to Gaby A. Ajram, dated September 14, 2004

Exhibit 10.2 Non-Competition Agreement, dated September 14, 2004, between Gaby A. Ajram and Packaging Dynamics Corporation

Exhibit 10.3 Registration Rights Agreement, dated September 14, 2004, by and between Gaby A. Ajram, Packaging Dynamics Corporation and Packaging Investors, L.P.

Exhibit 10.4 Amendment to the First Amended and Restated Registration Rights Agreement by and among Packaging Investors, L.P., DCBS Investors, L.L.C., CB Investors, L.L.C., Thomas J. Wolf and Packaging Dynamics Corporation

Exhibit 10.5* Lease, dated September 14, 2004, by and between GHGA Properties, L.P. and Papercon, Inc.

Exhibit 10.6 Guaranty of Packaging Dynamics Corporation, dated September 14, 2004, in the favor of GHGA Properties, L.P.

Exhibit 10.7* First Amendment to Credit Agreement, dated August 6, 2004, among Packaging Dynamics Operating Company, Packaging Dynamics Corporation, each of the domestic subsidiaries of Packaging Dynamics Operating Company, the lenders party thereto and Bank of America, N.A.

* Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.